UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DEUTSCHE BANK AKTIENGESELLSCHAFT
(Exact name of registrant as specified in its charter)
DEUTSCHE BANK CORPORATION
(Translation of registrant’s name into English)
Federal Republic of Germany
(State of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany
(Address of principal executive offices)

Warren Motley Davis Polk & Wardwell LLP 450 Lexington Ave. New York, New York 10017 212-450-4032	Copies to: Deutsche Bank Aktiengesellschaft Theodor-Heuss-Allee 70 60486 Frankfurt am Main Germany Attn: Legal Department	Ward A. Greenberg Cleary Gottlieb Steen & Hamilton LLP Main Tower Neue Mainzer Strasse 52 D-60311 Frankfurt am Main Germany +49 69 97103-0

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
PowerShares DB 3x Italian Treasury Bond Futures Exchange Traded Notes due March 31, 2021	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.          ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.         ☐

Securities Act registration statement file numbers to which this form relates:   333-162195

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Debt Securities of  Deutsche Bank Aktiengesellschaft” in the Prospectus included in the Registration Statement on Form F-3 (the “Form F-3”), dated September 29, 2009 (File No. 333-162195) of Deutsche Bank Aktiengesellschaft (the “Registrant”), (2) the information under the heading “Description of Notes” in the Prospectus Supplement that was filed on September 29, 2009 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and (3) the information under the heading “Specific Terms of the Securities” in the Pricing Supplement to be filed on or around March 22, 2011 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, each of which is incorporated herein by reference.  The Registrant authorized for issuance and listing U.S. $80,000,000 PowerShares DB 3x Italian Treasury Bond Futures Exchange Traded Notes due March 31, 2021.  The Registrant may issue additional securities which will be fungible with the securities issued and outstanding.

Item 2. Exhibits

4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the Form F-3)

4.2	Form of PowerShares DB 3x Italian Treasury Bond Futures Exchange Traded Notes due March 31, 2021*

* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 22, 2011
DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Joseph J. Rice
Name: Joseph J. Rice
Title: Director

By:	/s/ Anjali Thadani
Name: Anjali Thadani
Title: Vice President

Signature page for Form 8-A relating to PowerShares DB
3x Italian Treasury Bond Futures Exchange Traded Notes due March 31, 2021